UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 29, 2024

Westlake Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32260	76-0346924
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2801 Post Oak Boulevard, Suite 600
Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 960-9111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	WLK	The New York Stock Exchange
1.625% Senior Notes due 2029	WLK 29	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On July 2, 2024, management of Westlake Corporation (the “Company”) approved a plan to temporarily cease operations of (“mothball”) the allyl chloride (AC) and epichlorohydrin (ECH) units at the Company’s site in Pernis, the Netherlands (collectively, the “Units”) subject to completion of local consultation obligations. The Company will continue to operate the liquid epoxy resin (LER) and bisphenol A (BPA) units at the Pernis facility.

On July 29, 2024, the Company notified the affected employees at the Units that management approved the plan to mothball the Units. The Units are expected to temporarily cease operations in 2025. The Company expects to incur total pre-tax costs of approximately EUR 80 million related to the mothballing of the Units. The mothballing of the Units is expected to result in a workforce reduction of approximately 30 employees. The expected costs related to mothballing the Units consist of employee severance and separation costs of approximately EUR 5 million and charges for environmental remediation and other plant mothballing costs of approximately EUR 75 million.

The Company expects to record substantially all of these costs during fiscal period Q3 2024 with cash outflows expected to occur over several years starting in 2025. Once completed, the Company expects these actions will materially improve the financial performance of the Pernis, Netherlands site while enabling the Company to continue to serve its customers with BPA, LER, solutions, and epoxy specialty resins as it does now prior to taking these actions.

Forward-Looking Statements

The statements in this Current Report on Form 8-K that are not historical facts, including statements regarding the estimated pre-tax costs relating to the timing of the mothballing of the Units and expected cash outflows, and the improvement of the financial performance of the Pernis, Netherlands site as a result of the mothballing of the Units, are forward-looking statements within the meaning of the U.S. securities laws. These forward-looking statements are subject to significant risks and uncertainties, many of which are beyond the Company’s control. Actual results could differ materially, based on factors including, but not limited to, the ultimate cost of the mothballing of the Units and the financial performance of the Pernis, Netherlands site following the mothballing of the Units; and other risks and uncertainties. For more detailed information about the factors that could cause actual results to differ materially, please refer to Westlake’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on February 22, 2024, and Westlake’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, which was filed with the SEC on May 2, 2024.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTLAKE CORPORATION

Date: July 29, 2024	By:	/s/ L. Benjamin Ederington
L. Benjamin Ederington
Executive Vice President, Performance and Essential Materials, General Counsel and Chief Administrative Officer